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                                                                       EXHIBIT 5

                                LATHAM & WATKINS
                                ATTORNEYS AT LAW
                       633 WEST FIFTH STREET, SUITE 4000
                           LOS ANGELES, CA 90071-2007

                               September 12, 1996


Eldorado Resorts LLC
Eldorado Capital Corp.
345 North Virginia Street
Reno, Nevada 89501

       Re:  Eldorado Resorts LLC
            Eldorado Capital Corp.
            REGISTRATION STATEMENT ON FORM S-4 (FILE NO. 333-______)

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") referenced above, which you have filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $100,000,000 principal amount of 10 1/2 Senior Subordinated Notes due 2006 (the "Exchange Notes"), to be offered and issued by Eldorado Resorts LLC, a Nevada limited-liability company (the "Company"), and Eldorado Capital Corp., a Nevada corporation ("Capital" and, together with the Company, the "Issuers").

          We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion. We have examined, among other things, the terms of the Exchange Notes and the Indenture pursuant to which the Exchange Notes are to be issued. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

          Based upon the foregoing, we are of the opinion that, upon issuance thereof in the manner described in the Registration Statement, the Exchange Notes will be legally valid and binding obligations of the Issuers, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.
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LATHAM & WATKINS

Eldorado Resorts LLC
Eldorado Capital Corp.
Page 2

          We consent to your filing this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           LATHAM & WATKINS